Exhibit 99.1

Investor Relations Contact: Shanye Hudson, (510) 661-1600 shanye.hudson@seagate.com Media Contact: Karin Taylor, (408) 772-8279 karin.h.taylor@seagate.com

Seagate Announces Pricing of $400 Million of Senior Unsecured Notes

FREMONT, CA — May 12, 2025 — Seagate Data Storage Technology Pte. Ltd. (the “Company”), a subsidiary of Seagate Technology Holdings plc (NASDAQ: STX) (“Seagate”), today announced the pricing of the private offering of $400.0 million aggregate principal amount of senior notes due 2030 (the “Notes”). The Notes will be guaranteed by Seagate, Seagate Technology Unlimited Company and Seagate HDD Cayman. The Notes were priced at 100% of the aggregate principal amount and will bear interest at 5.875% per annum. The closing of the offering of the Notes is expected to occur on or about May 27, 2025, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering of the Notes, together with cash on hand, to finance the redemption (the “Redemption”) of all of its outstanding 4.875% Senior Notes due 2027 (the “2027 Notes”) and to pay related fees and expenses.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to certain non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act. The Notes and the related guarantees will not be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additionally, nothing in this press release shall constitute a notice of redemption or any offer to purchase or solicitation of an offer to sell any of the outstanding 2027 Notes. The Redemption will be made solely pursuant to a separate redemption notice issued under the indenture governing such 2027 Notes.

About Seagate

Seagate Technology is a leading innovator of mass-capacity data storage. We create breakthrough technology so you can confidently store your data and easily unlock its value. Founded over 45 years ago, Seagate has shipped over four billion terabytes of data capacity and offers a full portfolio of storage devices, systems, and services from edge to cloud.

© 2025 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the terms and conditions of, and completion of, the offering of the Notes and the use of proceeds therefrom, each as described above. The Company cannot assure that the offering will be consummated, nor can it guarantee the size or terms of the offering. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could,” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on information available to the Company as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, performance or events to differ materially from historical experience and the Company’s present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q or Form 10-K filed with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.